EXHIBIT 5.1

OPINION OF MORSE & MORSE PLLC.
RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED

Morse & Morse PLLC
1400 Old Country Road, Suite 302
Westbury, NY 11590
(516) 487-1446
(516) 487-1452/fax
United Health Products, Inc. c/o Morse & Morse, PLLC 1400 Old Country Road, Suite 302 Westbury, NY 11590	August 15, 2013

Re:  Registration Statement on Form S-8 of United Health Products, Inc.

Gentlemen:

You have requested our opinion as counsel for United Health Products, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted or to be granted under the Registrant's 2013 Employee Benefit and Consulting Services Corporation Plan covering up to 15,000,000 shares (the “2013 Plan”).

We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the 2013 Plan, upon the direct issuance of shares and/or exercise of options properly granted (or to be granted) under the 2013 Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the 2013 Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, MORSE & MORSE PLLC

/s/ Steven Morse
Managing Member